UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2022

BGC Partners, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
499 Park Avenue, New York, NY 10022
(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 610-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	BGCP	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 6, 2022, BGC Partners, Inc. (the “Company” or “BGC”) issued a press release announcing the appointment of Jason W. Hauf as Chief Financial Officer of the Company, effective as of June 6, 2022, replacing Steven Bisgay, who will remain as Executive Managing Director and Chief Financial Officer for Cantor Fitzgerald, L.P. Mr. Hauf will be the Principal Financial and Accounting Officer of the Company. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Mr. Hauf, 53, has over 30 years of financial management and public accounting experience in complex global organizations. Since April 2017, Mr. Hauf has been employed in various roles at Exos Technology and Financial Partners, an investment bank and technology company, where he had a variety of roles at the company since its inception. Since November 2018, he has been Managing Director and Chief Financial Officer for Exos, responsible for overseeing all finance-related activities, including financial, management and regulatory reporting, as well as product control, corporate tax, treasury, supply chain services and controls.

Prior to his time at Exos, from June 2006 until April 2016, Mr. Hauf was Managing Director and Chief Financial Officer at Royal Bank of Scotland, Corporate and Institutional Banking Division, Americas, providing overall executive leadership to the finance function, delivering financial reporting, planning and analysis, capital management, liquidity and funding support, regulatory and tax reporting and third-party risk management services on a consolidated business and legal entity basis across markets, corporate and institutional banking and global transaction services. Prior to that, he served as Vice President for AIG Financial Products Corp. and began his career at Coopers & Lybrand, where he was a Manager when he left. He holds a Bachelor of Science degree in accounting from the University of Delaware.

Mr. Hauf will receive an initial base salary at an annual rate of $600,000 per year. Additionally, Mr. Hauf will be eligible to receive incentive bonus awards under the Second Amended and Restated BGC Partners, Inc. Incentive Bonus Compensation Plan, discretionary bonuses, and equity and partnership awards under the Eighth Amended and Restated BGC Partners, Inc. Long Term Incentive Plan and the BGC Holdings, L.P. Participation Plan. He will receive an upfront BGC Holdings, L.P. partnership award, 50% in non-exchangeable PSUs and 50% in non-exchangeable PPSUs, with the number of PSUs and PPSUs to be determined based upon $250,000 divided by the closing price of BGC Class A common stock on the last day of June 2022. Such award will be an advance on Mr. Hauf’s 2022 discretionary bonus. Mr. Hauf’s employment will be at-will and will be subject to his providing 90-days’ advance written notice of resignation. He also will be subject to a one-year non-compete, one-year client non-solicitation, three-year employee non-solicitation/no-hire, and certain other restrictions. In the event that Mr. Hauf is determined to have engaged in detrimental conduct, which is defined to include (a) conduct that constitutes cause as determined by the Company or (b) violation of compliance or risk management guidelines, policies or rules that either (1) results in a material financial loss, material failure of risk management or material decline of the regulatory capital base of the Company, an affiliate, or any of their respective divisions or departments, or (2) causes or is likely to cause the Company or any affiliate to restate its financial results, then the Company or any such affiliate is entitled to offset or clawback the amount of such loss from any part of his deferred or other compensation.

Discussion of Forward-Looking Statements about BGC

Statements in this document regarding BGC that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. These include statements about the effects of the COVID-19 pandemic on the Company’s business, results, financial position, liquidity, and outlook, which may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Except as required by law, BGC undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission filings, including, but not limited to, the risk factors and Special Note on Forward-Looking Information set forth in these filings and any updates to such risk factors and Special Note on Forward-Looking Information contained in subsequent reports on Form 10-K, Form 10-Q or Form 8-K.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The exhibit index set forth below is incorporated by reference in response to this Item 9.01.

EXHIBIT INDEX

Exhibit Number	Description

99.1	BGC Partners, Inc. press release dated June 6, 2022

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BGC Partners, Inc.

Date: June 7, 2022	By:	/s/ Howard W. Lutnick
	Name:	Howard W. Lutnick
	Title:	Chairman of the Board and Chief Executive Officer
[Signature Page to Form 8-K, dated June 7, 2022, regarding regarding the appointment of Jason W. Hauf as Chief Financial Officer]